Exhibit 99.1

RIVERBED APPOINTS KIMBERLY STEVENSON TO BOARD OF DIRECTORS

Vice President and CIO of Intel Brings Valuable Customer Perspective on the

Changing Role of IT

SAN FRANCISCO—February 25, 2013—Riverbed Technology (NASDAQ: RVBD), the application performance company, today announced the appointment of Kimberly Stevenson to its board of directors. Ms. Stevenson currently serves as vice president and Chief Information Officer (CIO) of Intel Corporation where she is responsible for the corporate-wide use of Information Technology (IT). Stevenson’s unique ability to align IT with business priorities will offer valuable first-hand insight to guide Riverbed’s corporate vision and technology innovations for its current and prospective customers.

“Kim’s breadth and depth of IT experience brings the voice of the customer and significant understanding of the new demands being placed on CIOs,” said Jerry M. Kennelly, chairman and CEO at Riverbed®. “IT organizations are looking to re-architect today’s enterprise IT infrastructures in pursuit of cost efficiency, manageability, and flexibility. As we enter into our 12th year in business and continue to gain market share with our application performance solutions, we look forward to the many contributions and new perspectives that Kim will bring to our team.”

As CIO for Intel, Stevenson oversees an organization of more than 6,000 IT professionals, which delivers leading technology solutions and services that enable Intel’s business strategies for growth and efficiency. Previously, Stevenson was vice president and general manager of Intel’s Global IT Operations and Services where she led both the strategic and tactical support of Intel’s world-wide infrastructure components, including data centers, network and telecommunications, enterprise application support, client computing, and a 24/7 internal service desk. Prior to joining Intel, Stevenson spent seven years at the former EDS, now HP Enterprise Services, holding a variety of positions, including vice president of Worldwide Communications, Media and Entertainment (CM&E) Industry Practice, and vice president of Enterprise Service Management. Before joining EDS, Stevenson spent 18 years at IBM holding several executive positions, including vice president of Marketing and Operations of the eServer iSeries division.

“Riverbed’s performance offerings solve many of the challenges enterprises will face as we move to the next generation of enterprise IT. The rapid changes we are seeing in application delivery models and software defined networking represent significant growth opportunities for the company,” said

Stevenson. “The combination of a superior leadership team and Riverbed’s technology and value proposition make this an exciting opportunity for me. I look forward to working together with the Board and contributing to the future direction and growth of the company.”

Forward Looking Statements

This press release contains forward-looking statements, including statements relating to Riverbed’s market share and the expected demand for Riverbed’s products and services. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed’s business are set forth in our Form 10-K filed with the SEC on February 19, 2013. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future product, feature or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. Riverbed reserves the right to modify future product plans at any time.

About Riverbed

Riverbed delivers application performance for the globally connected enterprise. With Riverbed, enterprises can successfully and intelligently implement strategic initiatives such as virtualization, consolidation, cloud computing, and disaster recovery without fear of compromising performance. By giving enterprises the platform they need to understand, optimize and consolidate their IT, Riverbed helps enterprises to build a fast, fluid and dynamic IT architecture that aligns with the business needs of the organization. Additional information about Riverbed (NASDAQ: RVBD) is available at www.riverbed.com.

Riverbed and any Riverbed product or service name or logo used herein are trademarks of Riverbed Technology, Inc. All other trademarks used herein belong to their respective owners.

MEDIA CONTACT

Kristalle Cooks

Riverbed Technology

415-247-8140

kristalle.cooks@riverbed.com

INVESTOR RELATIONS CONTACT

Renee Lyall

Riverbed Technology

415-247-6353

renee.lyall@riverbed.com